Exhibit 10.4

BROADWIND ENERGY, INC.

2015 EQUITY INCENTIVE PLAN

PERFORMANCE AWARD NOTICE

[[FIRSTNAME]] [[LASTNAME]]

You have been awarded a Performance Award with respect to shares of Common Stock of Broadwind Energy, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Broadwind Energy, Inc. 2015 Equity Incentive Plan (the “Plan”) and the Performance Award Agreement attached hereto (together with this Award Notice, the “Agreement”).  Capitalized terms not defined herein have the meanings specified in the Plan or the Agreement, as applicable.

Award:Upon and subject to the terms and conditions of the Plan and the Agreement, you have been awarded a Performance Award with respect to the target number of shares of Common Stock set forth below.  The actual number of shares awarded may range from 0% to 200% of the target number.

Target Number of Shares:[[TARGETSHARES]]

Grant Date:[[GRANTDATE]]

Performance Period:January 1, 2017 through December 31, 2019.

Vesting Date:Except as otherwise provided in the Plan, the Agreement or any other agreement between you and the Company, and subject to achievement of the Performance Measures as set forth in the Agreement, the Performance Award shall vest on December 31, 2019 (the “Vesting Date”), provided you remain continuously employed by the Company through the Vesting Date.

BROADWIND ENERGY, INC.

By:/s/ STEPHANIE K. KUSHNER

Name: Stephanie K. Kushner

Title:   President & Chief Executive Officer

Acknowledgment, Acceptance and Agreement:

By electronically accepting this Award Notice, I hereby acknowledge receipt of the Agreement and the Plan, accept the Award granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

This document constitutes part of the prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

BROADWIND ENERGY, INC.

2015 EQUITY INCENTIVE PLAN

PERFORMANCE AWARD AGREEMENT

Broadwind Energy, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (the “Participant”) named in the award notice attached hereto (the “Award Notice”), as of the grant date set forth in the Award Notice (the “Grant Date”), pursuant to the terms and conditions of the Broadwind Energy, Inc. 2015 Equity Incentive Plan (the “Plan”), a Performance Award (the “Award”) with respect to the number of shares of Common Stock set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Award Notice, the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein have the meanings specified in the Plan.

1.Award Subject to Acceptance of Agreement.  The Award shall be null and void unless the Participant electronically accepts the Award Notice and this Agreement within the Participant’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect.

2.Rights as a Stockholder.  The Participant shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until, and only to the extent, such shares are issued to Participant and Participant becomes a stockholder of record with respect to such shares.

3.Details of Award.  The Award entitles the Participant to receive a whole number of shares of Common Stock equal to a percentage of the number of Restricted Stock Units awarded, from zero to 200%, based on the Company’s performance against the Performance Measures set forth and as calculated in Appendix A attached hereto.  Calculations of performance versus target, threshold and maximum values as set forth in Appendix A shall be made by the Committee in accordance with the terms of this Agreement and the Plan and are final and binding.  The number of shares of Common Stock determined by the Committee based on the Company’s performance against the Performance Measures shall be distributable as provided in Section 5 below, but only to the extent the Participant’s right to such shares is vested under Section 4 below.

4.Vesting.

4.1.Service-Based Vesting Condition.  Except as otherwise provided in this Article 4, the Award and the right to receive the number of shares of Common Stock determined under Section 3 above shall vest on the Vesting Date specified in the Award Notice, provided the Participant remains employed by the Company or its Affiliate through the Vesting Date.  For the avoidance of doubt, if the Company fails to achieve a Performance Measure at the threshold level, Participant shall not be entitled to receive any shares of Common Stock with respect to the Performance Measure.

4.2.Acceleration of Vesting.

4.2.1.Termination as a Result of Participant’s Death or Disability.  If the Participant’s employment with the Company terminates prior to the end of the Performance Period specified in the Award Notice by reason of death or termination by the Company due to Disability, then the Participant shall be entitled to a prorated Award based on the number of shares of Common Stock the Participant would have received at the end of the Performance Period based on the actual performance of the Company during the Performance Period multiplied by a fraction, the numerator of which shall equal the number of days the Participant was employed by the Company during the period beginning on the January 1, 2017 and ending on the date on which the Participant’s employment with the Company terminates and the denominator of which shall equal the total number of days in the Performance Period.

4.2.2.Termination for any Reason other than Death or Disability.  Except as provided in Subsection 4.2.3, if the Participant’s employment with the Company terminates prior to the end of the Performance Period for any reason other than the Participant’s death or Disability, then the Award shall be immediately forfeited by the Participant and cancelled by the Company.

4.2.3.Change in Control.  Notwithstanding anything in the Plan or this Agreement to the contrary, if, upon or within one year following a Change in Control (as defined in the Plan) and prior to the end of the Performance Period, the Company or a succeeding entity terminates the Participant’s employment for any reason other than for Cause, then the Performance Period shall lapse and the Award shall become fully vested and payable at the target level and shall be subject to Section 5.8 of the Plan; provided,  however, if the termination of employment occurs following the completion of the Performance Period and the Award payout level exceeds the target payout level based on actual performance through the Performance Period, then the Award shall be settled at such higher payout level.

4.2.4.Disability.  For purposes of the Award, “Disability” shall have the meaning set forth in the employment agreement, if any, between the Participant and the Company, provided that if the Participant is not a party to an employment agreement that contains such definition, then “Disability” shall mean the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

4.2.5.Cause.  For purposes of the Award, “Cause” shall have the meaning set forth in the employment agreement, if any, between the Participant and the Company, provided that if the Participant is not a party to an employment agreement that contains such definition, then “Cause” shall mean (i) embezzlement, misappropriation, theft or other criminal conduct, of which the Participant is convicted, related to the property and assets of the Company, (ii) the Participant’s conviction of a felony or (iii) the Participant’s willful refusal to perform or substantial disregard of the Participant’s duties as assigned to the Participant by the Company, as determined by the Company in its sole and absolute discretion.

5.Settlement of Award.  Subject to Article 7 below, as soon as practicable (but not later than 75 days) after the end of the Performance Period, the Company shall issue or transfer to the Participant (or such other person as is acceptable to the Company and designated in writing by the Participant) the number of shares of Common Stock payable with respect to vested Restricted Stock Units provided, however, that if it is impracticable to issue such shares of Common Stock by such date (e.g., due to the unavailability of audited financial statements or a Form S-8 registration statement for the shares), then the Company may delay issuance until it becomes administratively practicable to do so later that same calendar year..  The Company may effect such issuance or transfer either by the delivery of one or more stock certificates to the Participant or by making an appropriate entry on the books of the Company or the transfer agent of the Company.  Except as otherwise provided in Section 7.1, the Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery or issuance.  Prior to the issuance or transfer to the Participant of the shares of Common Stock issuable pursuant to the Award, the Participant shall have no direct or secured claim in any specific assets of the Company or in such shares of Common Stock, and will have the status of a general unsecured creditor of the Company.

6.Transfer Restrictions and Investment Representation.

6.1.Nontransferability of Award.  The Award may not be transferred by the Participant other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company.  Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

6.2.Investment Representation.  The Participant hereby represents and covenants that (a) any share of Common Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Participant shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of the Award with respect to any shares of Common Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable.  As a further condition precedent to the issuance or transfer to the Participant of any shares of Common Stock subject to the Award, the Participant shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or transfer of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

7.Additional Terms and Conditions of Award.

7.1.Withholding Taxes.

(a)As a condition precedent to the issuance or transfer of any shares of Common Stock distributable upon the vesting of the Award, the Participant shall, upon request by the Company, pay to the Company such amount as the Company may be required under all applicable federal, state, local or other laws or regulations to withhold (or such greater amount as is permissible under applicable tax, legal, accounting and other guidance) and pay over as income or other withholding taxes (the “Tax Payments”) with respect to the issuance or transfer of such shares of Common Stock.  If the Participant shall fail to advance the Tax Payments after request by the Company, the Company may, in its discretion, deduct any Tax Payments from any amount then or thereafter payable by the Company to the Participant.

(b)The Participant may elect to satisfy his or her obligation to advance the Tax Payments by any of the following means:  (1) a check or cash payment to the Company, (2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Tax Payments, (3) authorizing the Company to withhold whole shares of Common Stock which would otherwise be issued or transferred to the Participant having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Tax Payments or (4) any combination of (1), (2) and (3).  Shares of Common Stock to be delivered to the Company or withheld may not have a Fair Market Value in excess of the amount of the Tax Payments.  Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant.  No certificate representing a share of Common Stock shall be delivered until the Tax Payments have been satisfied in full.

7.2.Adjustment.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities subject to the Award shall be equitably adjusted by the Committee.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants.  If any adjustment would result in a fractional security being subject to the Award, the Company shall pay the Participant in connection with the first settlement, in whole or part, occurring after such adjustment, an amount in cash determined by multiplying (i) such fraction (rounded to the nearest hundredth) by (ii) the Fair Market Value of such security on the settlement date as determined by the Committee.  The decision of the Committee regarding any such adjustment and the Fair Market Value of any fractional security shall be final, binding and conclusive.

7.3.Compliance with Applicable Law.  The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the issuance or transfer of shares of Common Stock hereunder, the shares of Stock subject to the Award shall not be issued or transferred, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

7.4.Restrictive Covenants.

(a)For purposes of this Section 7.4, the term “Company” shall be deemed to mean the Company and its subsidiaries and affiliates.

(b)During the period beginning on the Grant Date and ending on the date which is one year following the termination of the Participant’s employment with, or service to, the Company, the Participant shall not, except with the express prior written consent of the Company:  (i) directly or indirectly, either for the Participant or on behalf of any of the Company’s competitors (“Competitors”): (1) induce or attempt to induce any employee, independent contractor or consultant of the Company to leave the employ of, or terminate its engagement with, the Company; or (2) in any way interfere with the relationship between the Company and any employee, independent contractor or consultant of the Company; or (ii) directly or indirectly, either for the Participant or on behalf of any of the Competitors, solicit the business of any person or entity known to the

Participant to be a customer of the Company, where the Participant, or any person reporting to the Participant, had an ongoing business relationship or had made substantial efforts with respect to such customer during the Participant’s employment with, or service to, the Company.

(c)The Participant, by accepting the Award, agrees that the foregoing covenants are reasonable with respect to their duration and scope.  The Participant further acknowledges that the restrictions are reasonable and necessary for the protection of the legitimate business interests of the Company, that they create no undue hardships, that any violation of these restrictions would cause substantial injury to the Company, and that such restrictions were a material inducement to the Company to grant the Award.  In the event of any violation or threatened violation of these restrictions, (i) the Participant shall forfeit all shares of Common Stock subject to the Award which have not vested, (ii) the Award shall terminate as of the date of the violation or threatened violation of these restrictions and (iii)  any and all Award Proceeds (as hereinafter defined) shall be immediately due and payable by the Participant to the Company. For purposes of this Section, “Award Proceeds” shall mean, with respect to any portion of the Award which becomes vested, the Fair Market Value of a share of Common Stock on the date such portion of the Award became vested, multiplied by the number of shares of Common Stock that became vested. The remedy provided by this Section shall be in addition to and not in lieu of any rights or remedies which the Company may have against the Participant in respect of a breach by the Participant of any duty or obligation to the Company.   The Participant agrees that by accepting the Award the Participant authorizes the Company and its affiliates to deduct any amount or amounts owed by the Participant pursuant to this Section 7.4 from any amounts payable by or on behalf of the Company or any affiliate to the Participant, including, without limitation, any amount payable to the Participant as salary, wages, vacation pay, bonus or the vesting or settlement of any stock-based award, in each case, subject to applicable law. This right of setoff shall not be an exclusive remedy and the Company’s or an affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Participant shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Participant or any other remedy.

7.5.Award Confers No Rights to Continued Employment.  In no event shall the granting of the Award or its acceptance by the Participant, or any provision of this Agreement, give or be deemed to give the Participant any right to continued employment by the Company or prevent or be deemed to prevent the Company from terminating the Participant’s employment at any time, with or without Cause.

7.6.Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or by the Company forthwith to the Committee for review.  The resolution of such a dispute by the Committee shall be final and binding on all parties.

7.7.Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

7.8.Notices.  All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Broadwind Energy, Inc., Attn: Legal Department, 3240 S. Central Avenue, Cicero, Illinois 60804, and if to the Participant, to the last known mailing address of the Participant contained in the records of the Company.  All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service.  The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided,  however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

7.9.Governing Law.  This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

7.10.Entire Agreement.  The Award Notice and the Plan are incorporated herein by reference.  Capitalized terms not defined herein shall have the meanings specified in the Plan.  This Agreement, the Award Notice and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified if such modification is materially adverse to the Participant’s interest except by means of a writing signed by the Company and the Participant.

7.11.Partial Invalidity.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

7.12.Amendment and Waiver.  The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Participant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.